UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 12, 2017 (January 6, 2017)

Nivalis Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37449	20-8969493
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3122 Sterling Circle, Suite 200 Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (720) 945-7700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05                                           Costs Associated with Exit or Disposal Activities.

On January 6, 2017, Nivalis Therapeutics, Inc. (the “Company”) committed to a restructuring plan resulting in a reduction in force affecting 25 employees, including Jon Congleton, President and Chief Executive Officer, David Rodman, M.D., Chief Medical Officer and Executive Vice President of Discovery, Steven Shoemaker, M.D., Medical Director and Vice President of Clinical Research and Discovery, and Sherif Gabriel, VP Scientific Search & Alliance Management. The restructuring plan is primarily designed to reduce operational costs and preserve cash as the Company explores strategic alternatives.

Employees directly affected by the reduction in force have received notification and will be provided with severance payments and continuation of benefits for a limited term and full acceleration of the vesting of any stock options held by each affected employee, in each case subject to execution of an effective general release with the Company. Under the restructuring plan, 15 positions will be terminated effective January 15, 2017, and 10 positions necessary to complete the Company’s existing clinical trials and related wind down activities will be terminated effective February or March 2017, after which time the Company plans to have approximately five employees. As a result of the restructuring plan, the Company estimates that it will incur aggregate cash severance costs of approximately $3 million, which are expected to be paid during the first half of 2017 including approximately $260,000 in continuation of benefits, which are expected to be paid during calendar year 2017. The Company currently projects that it will have approximately $45-$47 million of net cash available for the potential strategic transaction. This projection is based on the Company’s current expectations and assumptions, including the consummation of a transaction during the third quarter of 2017, and the actual amount of net cash available could differ materially from the Company’s current estimate. This projection is a forward-looking statement and subject to risks and uncertainties described below under the heading “Nivalis Forward Looking Statements”, as well as in filings made by the Company with the Securities and Exchange Commission.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the restructuring plan described above under Item 2.05, the employment of Jon Congleton, President and Chief Executive Officer, and David Rodman, M.D., Chief Medical Officer and Executive Vice President of Discovery, will terminate effective January 15, 2017. Mr. Congleton also indicated that he will resign from the Board of Directors of the Company effective January 15, 2017. The Board of Directors of the Company has appointed Mr. Michael Carruthers, the Company’s Chief Financial Officer, as interim President  effective January 15, 2017.

R. Michael Carruthers, age 59, has served as our Chief Financial Officer and Secretary since February 4, 2015. From December 1998 to February 2015, he served as Chief Financial Officer for Array BioPharma. Prior to joining Array BioPharma, Mr. Carruthers served as Chief Financial Officer of Sievers Instrument, a division of Ionics, Inc., and before joining Sievers, was the treasurer and controller for the Waukesha division of Dover Corporation. Mr. Carruthers was previously employed as an accountant with Coopers & Lybrand. Mr. Carruthers received a B.S. in accounting from the University of Colorado and a M.B.A. from the University of Chicago.   Mr. Carruthers has no family relationships that are required to be disclosed under Item 401(d) of Regulation S-K and is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

In connection with termination of their employment, Mr. Congleton and Dr. Rodman each executed a general release and waiver agreement (the “Release”) containing customary releases of claims. Upon effectiveness of the Release with Dr. Rodman, Dr. Rodman is entitled to receive the severance benefits and acceleration of equity set forth in his employment agreement with the Company that were conditioned on his signing the Release. On January 15, 2017, the Company also entered into an amendment to Mr. Congleton’s employment agreement with the Company, amending the cash severance amount Mr. Congleton is entitled to receive upon termination of his employment to be equal to 18 months of his current base salary payable in 18 equal monthly installments and providing that he is entitled to full acceleration of vesting of any stock options held by him upon his separation date. Mr. Congleton and Dr. Rodman are also entitled to be reimbursed for the cost to purchase COBRA coverage for 12 months following the separation date, subject to their execution of the Release, in accordance with the terms of their existing employment agreements with the Company. The Company also amended the employment agreements of

Janice Troha, Chief Operating Officer, and Mr. Carruthers to provide (i) for the full acceleration of any stock options held by Ms. Troha or Mr. Carruthers upon termination of her or his employment by the Company without cause or by Ms. Troha or Mr. Carruthers for good reason or upon a change in control of the Company and (ii) that severance payments under the employment agreements will be payable if Ms. Troha or Mr. Carruthers terminates her or his employment for certain good reason events specified in the amendment.

Also in connection with the restructuring plan described above, the Company agreed to pay Mr. Carruthers and Ms. Troha retention bonuses equal to $100,000, subject to her or his continued employment with the Company through a change in control of the Company, and granted Mr. Carruthers and Ms. Troha stock options to purchase 200,000 shares each, which options will vest upon the closing of a change in control of the company or upon termination of their employment without cause or by Mr. Carruthers or Ms. Troha for good reason, and will have a term and be exercisable for a period of 36 months after the date of grant.

Item 8.01                                           Other Events.

On January 12, 2017, the Company issued a press release announcing the termination of employment of Mr. Congleton and Dr. Rodman and the restructuring plan adopted by the Company. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description

99.1	Press release dated January 12, 2017

Nivalis forward-looking statements

This current report on form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements related to the workforce reduction plan and the amount and expected timing of costs, expense savings and other charges related to these activities, the potential for, and timing of, a strategic transaction involving the Company and expected net cash available for a potential transaction after payment of costs, expenses and other liabilities in connection with the closing of a potential transaction. These forward-looking statements are based on the current intent and expectations of the management of the Company. These statements are not guarantees of future performance or actions and involve risks and uncertainties that are difficult to predict. The Company’s actual performance in the timing and outcome of actions and events may differ materially from those expressed or implied in the forward-looking statements because such statements are based on assumptions and projections relating to these activities that are inherently uncertain and may also be affected by risks such as:  that the costs related to the workforce reduction plan may be higher than estimated; that the savings related to the workforce reduction plan may be lower than expected; that the Company may be unsuccessful in negotiating and successfully completing a strategic transaction or that consummating a transaction takes longer than expected; that costs associated with exploring and closing a strategic transaction are higher than anticipated; and the other risks and uncertainties described in the Company’s SEC reports filed under the Securities Exchange Act of 1934, including its annual report on Form 10-K filed with the Securities and Exchange Commission on March 8, 2016. All information in this current report on form 8-K is as of the date of this report, and the Company undertakes no duty to update or revise this information unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIVALIS THERAPEUTICS, INC.

January 12, 2017	By:	/s/ R. Michael Carruthers
	Name:	R. Michael Carruthers
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated January 12, 2017